Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of this 8th day of December, 2011 (the “Effective Date”), by and between BLACK BEAR REALTY, LTD., an Ohio limited liability company (“Seller”), and GAS NATURAL INC., an Ohio corporation, or its nominee (“Buyer”).

WITNESSETH:

WHEREAS, Seller is the owner of certain property located in Violet Township, Fairfield County, Ohio known as permanent parcel 37-02117-20, as hereinafter more fully described; and

WHEREAS, Seller desires to sell such property to Buyer and Buyer desires to purchase such property from Seller upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained and other good and valuable consideration received to the full satisfaction of each of them, the parties hereto agree as follows:

1. Agreement to Buy and Sell. Seller agrees to sell and convey to Buyer, and Buyer agrees to buy and take title to, under the terms and conditions set forth below, the following:

(a) The Property. All of Seller’s right, title, estate and interest in and to the real estate owned by Seller located in Violet Township, Fairfield County, Ohio, and being more particularly described in Exhibit “A” attached hereto and made a part hereof, along with all appurtenant rights, easements and privileges relating thereto; all of Seller’s right (none of such rights having been retained by Seller) in all air, mineral, oil and gas, riparian, water, division and development rights; any land lying on the bed of any street, road or avenue in front of or adjoining such real estate to the centerline thereof, to the extent of Seller’s interest therein (the “Property”).

2. Purchase Price. Buyer will pay the sum of Six Hundred Thousand Dollars ($600,000.00) (the “Purchase Price”) for the Property, subject to credits and adjustments as described herein, in cash at Closing:

3. Closing Documents.

(a) Seller shall convey good, indefeasible, marketable and insurable fee simple title to the Property to Buyer by good and sufficient limited warranty deed (the “Warranty Deed”), duly and properly executed, free and clear of all liens, charges and encumbrances whatsoever except: (i) restrictions, reservations, covenants, limitations, easements and conditions of record, if any, as shall have been approved by Buyer in writing in accordance with Section 4 hereof; (ii) zoning and building ordinances and regulations; and (iii) real estate taxes and assessments that are a lien but not yet due and payable at the Closing Date.

(b) On or before the Closing Date, Seller shall deliver to Escrow Agent properly executed, where required, the following:

(i)	The Warranty Deed;

(ii)	A Closing Statement;

(iii)	An Affidavit of “Non-Foreign Status”; and

(iv)	Such other documents, instruments, certifications and confirmation as may be reasonably required by Buyer or the Escrow Agent to fully effect and consummate the transactions contemplated by this Agreement.

(c) On or before the Closing Date, Buyer shall deliver to Escrow Agent properly executed, where required, the following:

(i)	A Closing Statement; and

(ii)	Such other documents, instruments, certifications and confirmation as may be reasonably required by Seller or the Escrow Agent to fully effect and consummate the transactions contemplated by this Agreement.

4. Title Insurance. On the Closing Date, Seller shall furnish Buyer with an owner’s fee policy of title insurance (the “Title Policy”) issued by Lake County Title (the “Escrow Agent “) in the amount of the Purchase Price (with all standard printed exceptions removed) insuring a good and marketable fee simple absolute title to the Property vested in Buyer, subject only to the Permitted Exceptions (as hereinafter defined). Promptly after the execution of this Agreement, Seller agrees to deliver to Buyer and counsel for Buyer a preliminary title commitment or “binder” in respect of the Property. Buyer shall within three (3) business days after the receipt of the title commitment, either (i) approve the form and substance thereof, or (ii) notify Seller in writing to remove or satisfy any exceptions or other matters shown thereon which are objectionable to Buyer (said exceptions or other matters, together herein called the “Title Defects”). In the event that Buyer fails to notify Seller in writing of any Title Defects within said three (3) business day period, all exceptions other matters set forth in the Title Commitment shall be deemed approved by Buyer. Any monetary liens or encumbrances need not be objected to by Buyer and shall be removed by Seller, at Seller’s sole cost and expense, prior to or on the Closing Date. If within ten (10) business days after receipt of notice from Buyer to Seller to remove or satisfy any such Title Defects, all such Title Defects are not removed or satisfied to Buyer’s satisfaction, then at the expiration of said ten (10) business day period, Buyer may, at Buyer’s option, (i) accept such title as Seller is able to furnish, or (ii) grant Seller additional time in which to cure any Title Defects, or (iii) terminate this Agreement and receive all funds and documents previously paid or deposited by Buyer. Upon termination of this Agreement pursuant to this Section, neither party hereto shall thereafter be under any further liability or obligation to the other party hereunder, except Seller shall pay all escrow charges herein. All exceptions appearing in the Title Commitment to which Buyer does not object or which are deemed waived and accepted by Buyer as set forth above in this Section 4 are herein referred to as the “Permitted Exceptions.”

5. Escrow. An executed copy of this Agreement shall be deposited with the Escrow Agent within five (5) days after the date of this Agreement, and this Agreement shall serve as the escrow instructions. The Escrow Agent may attach its standard conditions of acceptance thereto; provided, however, that in the event said standard conditions of acceptance are inconsistent with or in conflict with the terms and provisions hereof, then the terms and provisions of this Agreement shall control.

6. Closing Date and Possession. This transaction shall close no later than five (5) business days following Buyer’s acceptance of title in accordance with Section 4 hereof (the “Closing Date”). All necessary funds and documents shall be deposited in escrow no later than the Closing Date. Buyer shall be entitled to take possession of the Property on the Closing Date, free and clear of all tenants and other claimants.

7. Charges.

(a) The Escrow Agent shall charge Seller (or credit Buyer) the following: prorated real estate taxes and assessments as hereinafter provided for; the cost of the title examination, including the cost of the title commitment; one-half (1/2) the cost of the Title Policy; the cost of discharging any and all mortgages, liens and encumbrances on the Property; and one-half (1/2) of the escrow fee.

(b) The Escrow Agent shall charge Buyer the following: the cost of all real estate transfer taxes or similar charges; one-half (1/2) the cost of the Title Policy; the cost of filing the Warranty Deed for record; and one-half (1/2) of the escrow fee.

8. Prorations. The Escrow Agent shall prorate and apportion, as of the close of business on the Closing Date, the general and special real estate taxes and assessments, using for such purpose the rate and valuation shown by the last available tax information. All utilities, services and other charges incurred at the Property through the Closing Date shall be the responsibility of, and paid by, Seller. The terms and provisions of this Section shall survive the consummation of this transaction and the delivery and filing for record of the Warranty Deed indefinitely.

9. Filing. On the Closing Date, the Escrow Agent shall file for record the Warranty Deed and any other instruments required to be recorded and shall thereupon deliver to each of the parties hereto the documents to which they shall be respectively entitled; provided that it shall then have on hand all funds and documents necessary to complete this transaction and shall be in a position to and will issue and deliver the Title Policy to Buyer in the form and substance described in Section 4 hereof upon filing the Warranty Deed.

10. Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer which shall be deemed renewed by Seller on the Closing Date as if made at such time and shall survive the consummation of this transaction and the delivery and filing for record of the Warranty Deed, subject to Section 18(h) hereof:

(a) Seller has all necessary power and authority to enter into this Agreement, all actions required to be taken to approve or authorize the execution of this Agreement and the consummation of the transactions contemplated hereby have been taken, and this Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. The person executing this Agreement on behalf of Seller has the power and authority to bind Seller.

(b) Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will constitute a violation of or be in conflict with or constitute a default under any term or provision of any agreement, lease or other obligation binding upon Seller or the Property.

AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT AND THE PURCHASE, BUYER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS” CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS AND INSTRUMENTS DELIVERED BY SELLER AT THE CLOSING.

11. Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Seller which shall be deemed renewed by Buyer on the Closing Date as if made at such time and shall survive the consummation of this transaction and the delivery and filing for record of the Warranty Deed, subject to Section 16(h) hereof:

(a) All actions required to be taken to approve or authorize the execution of this Agreement and the consummation of the transactions contemplated hereby have been taken, and this Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms.

(b) Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will constitute a violation of or be in conflict with or constitute a default under any term or provision of any agreement, lease or other obligation binding upon Buyer.

12. Remedies.

(a) If Seller breaches any of its covenants, agreements, representations, or warranties, then provided such breach has not been cured within ten (10) days after written notice thereof, then Seller shall pay all the escrow charges incurred and Buyer may seek to enforce its remedies under applicable laws subject to the limitations set forth in Section 16(h) of this Agreement.

(b) In the event Buyer defaults in its obligations and provided such default has not been cured within thirty (30) days after written notice thereof, then Buyer shall pay all title and escrow charges incurred and Seller may seek to enforce its remedies under applicable law.

13. Real Estate Brokers’ Commissions. Seller and Buyer represent and warrant to each other that such parties have had no dealings with any real estate broker or agent so as to entitle such broker or agent to any commission in connection with the sale of the Property to Buyer except for Lawrence Diversified, Inc., d/b/a Cleveland Retail Group, whose commission shall be paid by Seller and Seller and Buyer agree to indemnify and hold the other party harmless from and against any and all liabilities or commissions due any broker or agent claiming to have dealt with such indemnifying party in connection with this transaction. The terms and provisions of this Section shall survive the consummation of this transaction and the delivery and filing for record of the Warranty Deed indefinitely.

14. Notices. Any notice which may be or is required to be given pursuant to the provisions of this Agreement shall be personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or by overnight delivery service and addressed as follows: if to Buyer, to: Gas Natural Inc., 8500 Station Street, Suite 100, Mentor, Ohio, 44060, Attention:                     , and if to Seller, to: Black Bear Realty, Ltd., 8500 Station Street, Suite 113, Mentor, Ohio, 44060, Attention: Richard M. Osborne, with a copy to: Dworken & Bernstein Co., LPA, 60 South Park Place, Painesville, Ohio, 44077, Attention: Jodi Littman Tomaszewski, Esquire.

15. Eminent Domain. If, prior to the Closing Date, the Property or any part thereof shall be appropriated or taken by the exercise of the power of eminent domain or Seller shall receive any notice of any condemnation proceeding or other proceeding in the nature of eminent domain (a “Proposed Condemnation”), then Buyer shall have the option, exercisable by written notice to Seller within three (3) days after Buyer receives written notice of any Proposed Condemnation, either to (a) terminate the obligations of the parties pursuant to this Agreement and receive any and all funds and documents previously paid or deposited by Buyer (in which event Seller shall be entitled to receive and retain the entire proceeds awarded in the proceedings relating to such taking), or (b) proceed with the purchase of the Property or remaining Property pursuant to the terms of this Agreement (in which event Buyer shall be entitled to receive and retain the entire proceeds awarded in the proceedings relating to such taking). Upon termination of this Agreement by Buyer pursuant to this Section, the parties shall have no further obligations or liabilities hereunder, except that each party shall pay one-half of the escrow charges incurred.

16. General Provisions.

(a) The titles and headings of the various Sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

(b) If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

(d) This Agreement and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns and are the joint and several obligations of both Buyers. Without the prior consent of Seller, Buyer, upon written notice to Seller, may assign all or any of Buyer’s rights under this Agreement to an affiliate of Buyer provided that Buyer shall not be released from liability under this Agreement as a result of such assignment.

(e) Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

(f) Each person and entity signing on behalf of Seller or Buyer individually warrants his and its authority so to do and individually warrants that all necessary actions have been taken to authorize the execution and delivery of this Agreement by such party.

(g) Both parties having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed or any ambiguities within this Agreement resolved against either party hereto.

(h) All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive Closing hereunder; provided however, that except as otherwise specifically provided in this Agreement, the parties waive their right to sue for any breach of a warranty, representation, covenant, obligation or agreement contained in this Agreement (i) which accrues more than six (6) months following Closing or (ii) as to which written notice has not been given on or before the six (6) month anniversary of the Closing Date.

(i) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and which, when taken together, shall comprise one full and complete agreement.

(j) Time is of the essence with regard to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first set forth above.

SELLER:

BLACK BEAR REALTY, LTD.
an Ohio limited liability company

By:	/s/ Richard M. Osborne
Print name: Richard M. Osborne
Its: Managing Member

BUYER:

GAS NATURAL INC.
an Ohio corporation

By:	/s/ Thomas J. Smith
Print name: Thomas J. Smith
Its: Vice President and Chief Financial Officer

ACCEPTANCE OF ESCROW

Receipt of an executed copy of the foregoing instrument is hereby acknowledged, and the undersigned hereby agrees to act as Escrow Agent in accordance with the foregoing Agreement.

Dated: 12/08/2011	LAKE COUNTY TITLE

Escrow No.: 11124132	By:	/s/ Thomas R. Flenner
Thomas R. Flenner President

EXHIBIT “A”

THE PROPERTY

In the event that the Fairfield Recorder’s Office requires a new legal description in order to file the Warranty Deed, then Exhibit “A” shall be immediately amended to reflect the new legal description.